Exhibit 99.1

Contacts: Stacey Sullivan, Media Relations Tony Laday, Investor Relations

(800) 775-7290 (972) 770-8890

BRINKER INTERNATIONAL BOARD DECLARES COMMON DIVIDEND

DALLAS (Nov. 8, 2012) -The Board of Directors for Brinker International, Inc. (NYSE: EAT) declared a quarterly dividend of $0.20 per share on the common stock of the company payable on Dec. 27, 2012 to shareholders of record as of Dec. 7, 2012.

Brinker currently owns, operates or franchises 1,585 restaurants under the names Chili's® Grill & Bar (1,540 restaurants) and Maggiano's Little Italy® (45 restaurants) and holds a minority investment in Romano's Macaroni Grill®.

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